As filed with the Securities and Exchange Commission on February 24, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
__________________
ARVINAS, INC.
(Exact Name of Registrant as Specified in Its Charter)
__________________

Delaware	47-2566120
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5 Science Park 395 Winchester Ave. New Haven, Connecticut	06511
(Address of Principal Executive Offices)	(Zip Code)
2018 Stock Incentive Plan
2018 Employee Stock Purchase Plan
(Full Title of the Plans)
John Houston, Ph.D.
President and Chief Executive Officer
Arvinas, Inc.
5 Science Park
395 Winchester Ave.
New Haven, Connecticut 06511
(Name and Address of Agent for Service)
(203) 535-1456
(Telephone Number, Including Area Code, of Agent for Service)
__________________
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8, relating to the 2018 Stock Incentive Plan and the 2018 Employee Stock Purchase Plan of Arvinas, Inc. (the “Registrant”), is being filed for the purpose of registering additional securities of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective. Accordingly, this Registration Statement incorporates by reference the contents of (i) the Registration Statement on Form S-8, File No. 333-227555, filed with the Securities and Exchange Commission (the “SEC”) on September 27, 2018 by the Registrant, relating to the Registrant’s Incentive Share Plan, as amended, 2018 Stock Incentive Plan and 2018 Employee Stock Purchase Plan, (ii) the Registration Statement on Form S-8, File No. 333-231388, filed with the SEC on May 10, 2019 by the Registrant, relating to the Registrant’s 2018 Stock Incentive Plan and 2018 Employee Stock Purchase Plan, (iii) the Registration Statement on Form S-8, File No. 333-237215, filed with the SEC on March 16, 2020 by the Registrant, relating to the Registrant’s 2018 Stock Incentive Plan and 2018 Employee Stock Purchase Plan, (iv) the Registration Statement on Form S-8, File No. 333-253721, filed with the SEC on March 1, 2021 by the Registrant, relating to the Registrant’s 2018 Stock Incentive Plan and 2018 Employee Stock Purchase Plan, and (v) the Registration Statement on Form S-8, File No. 333-263095, filed with the SEC on February 28, 2022 by the Registrant, relating to the Registrant’s 2018 Stock Incentive Plan and 2018 Employee Stock Purchase Plan, in each case, except to the extent amended or superseded by the contents hereof.
Item 8. Exhibits

Exhibit No.	Description

4.1(1)	Restated Certificate of Incorporation of the Registrant

4.2(2)	Amended and Restated Bylaws of the Registrant

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm for the Registrant

24.1	Power of Attorney (included on the signature pages of this registration statement)

99.1(3)	2018 Stock Incentive Plan

99.2(4)	2018 Employee Stock Purchase Plan

107	Calculation of Filing Fee Tables

(1)	Previously filed with the Securities and Exchange Commission on October 1, 2018 as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K and incorporated herein by reference.

(2)	Previously filed with the Securities and Exchange Commission on October 1, 2018 as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K and incorporated herein by reference.

(3)	Previously filed with the Securities and Exchange Commission on September 14, 2018 as Exhibit 10.4 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-227112), and incorporated herein by reference.

(4)	Previously filed with the Securities and Exchange Commission on September 14, 2018 as Exhibit 10.6 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-227112), and incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Haven, State of Connecticut, on this 24th day of February, 2023.

ARVINAS, INC.

By:	/s/ John Houston, Ph.D.

John Houston, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES
We, the undersigned officers and directors of Arvinas, Inc., hereby severally constitute and appoint John Houston, Ph.D., Sean Cassidy and Matthew Batters, and each of them singly, our true and lawful attorneys with full power to any of them, and to each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Arvinas, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John Houston, Ph.D.	President, Chief Executive Officer and Director (principal executive officer)	February 24, 2023
John Houston, Ph.D.

/s/ Sean Cassidy	Chief Financial Officer and Treasurer (principal financial officer)	February 24, 2023
Sean Cassidy

/s/ David Loomis	Vice President, Chief Accounting Officer (principal accounting officer)	February 24, 2023
David Loomis

/s/ Timothy Shannon, M.D.	Chairman of the Board of Directors	February 24, 2023
Timothy Shannon, M.D.

/s/ Linda Bain	Director	February 24, 2023
Linda Bain

/s/ Everett Cunningham	Director	February 24, 2023
Everett Cunningham

/s/ Wendy Dixon, Ph.D.	Director	February 24, 2023
Wendy Dixon, Ph.D.

/s/ Edward Kennedy, Jr.	Director	February 24, 2023
Edward Kennedy, Jr.

/s/ Briggs Morrison, M.D.	Director	February 24, 2023
Briggs Morrison, M.D.

/s/ Leslie Norwalk, Esq.	Director	February 24, 2023
Leslie Norwalk, Esq.

/s/ Laurie Smaldone Alsup, M.D.	Director	February 24, 2023
Laurie Smaldone Alsup, M.D.

/s/ John Young	Director	February 24, 2023
John Young